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                                                                  EXHIBIT 23.4

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Service Corporation International, SCI Finance LLC, SCI Financing Corporation, SCI Financing I and SCI Financing II for the registration of up to $1,000,000,000 of (i) Service Corporation International Company Debt Securities, (ii) Service Corporation International Common Stock, (iii) Service Corporation International Preferred Stock, (iv) Service Corporation International Depositary Shares, (v) Service Corporation International Depositary Receipts, (vi) Service Corporation International Common Stock Warrants, (vii) SCI Finance LLC Preferred Securities, (viii) SCI Financing Corporation Subordinated Debt Securities,
(ix) SCI Financing I Trust Preferred Securities, and (x) SCI Financing II Trust Preferred Securities, and to the incorporation by reference therein of our report dated February 8, 1993, with respect to the consolidated financial statements and schedules of Service Corporation International included in its Annual Report (Form 10-K) for the year ended December 31, 1992, filed with the Securities and Exchange Commission.

/s/  ERNST & YOUNG LLP

Houston, Texas
June 22, 1995